Exhibit 99.1

Champion Safe is advancing the major physical transformation of its Utah manufacturing operation announced in September, with the factory realignment now actively taking shape. The project is reorganizing the manufacturing floor around a more efficient production flow designed to support greater throughput, lower costs and more consistent fulfillment. The work represents continued execution of Champion’s broader strategy to strengthen manufacturing and build a more scalable operating platform.

PROVO, UT / ACCESS Newswire / October 27, 2026 / Champion Safe Company (championsafe.com), a premier manufacturer of high-security safes and vault doors, and a proud subsidiary of American Rebel Holdings, Inc. (OTCID:AREB), America’s Patriotic Brand™, today announced that the major lean transformation of its Utah manufacturing operation is actively progressing, with the physical factory realignment announced in September now taking shape.

The transformation represents a substantial reconfiguration of Champion’s manufacturing floor around a more deliberate production flow. Equipment is being repositioned and the relationship between manufacturing operations is being reorganized as Champion works toward a factory layout intended to move steel, components and safes through production more efficiently.

The work is a direct continuation of the initiative Champion announced September 23, when the company outlined plans to restructure the factory around lean manufacturing principles. That initiative is intended to increase throughput, reduce unnecessary movement and handling, lower unit costs, shorten manufacturing cycles, improve predictability and create a stronger platform for dealer fulfillment and future growth.

“What we announced in September is now taking shape on the factory floor,” said Tom Mihalek, CEO of Champion Safe Company. “This is a significant physical transformation of the operation, and we are making real progress toward the manufacturing environment we outlined. We are committed to following through on the changes we believe can make Champion a stronger and more efficient manufacturer.”

The transformation also builds on Champion’s July 2026 strategic growth capital investment, which was directed toward manufacturing, supplier commitments and fulfillment. Champion views the current factory project as an important part of putting that investment to work inside the manufacturing operation and strengthening the infrastructure behind the company’s dealer network.

A Major Physical Change to the Utah Operation

Champion’s factory has historically evolved around the equipment, processes and manufacturing requirements necessary to build substantial steel safes and vault doors. The current transformation is taking a broader look at how those individual operations fit together across the entire facility.

The realignment is intended to create a more logical progression through manufacturing, reducing unnecessary travel and creating stronger connections between successive production steps.

Because Champion products are large and heavy, factory layout has an especially important effect on efficiency. Moving steel, components and partially completed safes requires employee time, equipment and factory space. Reducing unnecessary movement throughout the manufacturing process can therefore create meaningful opportunities to improve overall productivity.

That physical work is now underway.

“We are changing the way the factory is organized around the product as it moves through manufacturing,” said Kirk Brown, Executive Director of Operations for Champion Safe Company. “The objective is to create a better flow from one operation to the next and eliminate as much unnecessary movement and handling as we can. We laid out that direction when we announced the project, and now we are executing it.”

Brown added, “This is a major project, but it is also very practical. Every improvement in the layout should have a purpose. We want the product moving in the right direction, the right operations connected to one another and the factory organized to support the way we want Champion to manufacture going forward.”

Building on Champion’s 2026 Manufacturing Strategy

The Utah factory transformation is one component of a broader manufacturing and fulfillment strategy Champion has pursued during 2026.

Earlier in the year, Champion announced strategic growth capital intended to support manufacturing, supplier commitments and fulfillment. The company subsequently announced the lean factory realignment as a further effort to improve the manufacturing system responsible for converting dealer demand into completed product.

Earlier in 2026, Champion also reported a record dealer backlog of $3.9 million, demonstrating the scale of demand the company had accumulated at that point in the year.

For Champion, the strategic connection between those initiatives is straightforward: strengthening the company’s manufacturing capabilities can improve its ability to convert demand into completed shipments while creating a more efficient cost structure for future growth.

“The factory is the connection between demand and delivery,” Mihalek said. “We have strong products and an important national dealer network. Our responsibility is to continue strengthening the manufacturing operation behind them. This transformation is a major part of that effort.”

Champion believes the redesigned operation can provide a stronger foundation for increasing manufacturing throughput without requiring costs and complexity to rise proportionally with output. Better utilization of factory space, equipment and labor can also create opportunities for improved operating leverage as the business grows.

The company has also identified potential benefits to working-capital efficiency. A more direct manufacturing flow can reduce unnecessary handling and the amount of time materials and partially completed products spend moving between production stages, helping Champion use capital invested in production more efficiently.

Manufacturing Execution Remains the Priority

The current factory transformation reflects Champion’s increasing emphasis on manufacturing execution as a critical component of its growth strategy.

Champion’s independent dealers depend on product availability, dependable fulfillment and clear expectations regarding their orders. Improvements inside the Utah factory are ultimately intended to strengthen Champion’s ability to support those dealers and the customers they serve.

The company also sees the project as an opportunity to create a stronger platform for future manufacturing improvements. A more logically organized factory can provide a better foundation for future investments in equipment, technology, automation and other productivity initiatives as opportunities are identified.

“This is not about changing the factory simply for the sake of changing it,” Mihalek said. “We are building the manufacturing operation Champion needs for the future. The work is underway, the transformation is taking shape and we remain focused on executing the plan.”

Champion expects the factory realignment to continue advancing as the company completes the physical transformation of its Utah manufacturing operation and further embeds lean manufacturing principles into the way the factory is organized and managed.

About Champion Safe Company

Champion Safe Co. has been manufacturing high-quality safes and vault doors for over 25 years, delivering serious security and fire protection for homeowners and businesses.

Champion Safes feature:

●	100% American-made, high-strength steel
●	Full-length double steel door construction
●	Industry-leading fire and theft protection
●	Lifetime Warranty

Real-world events continue to demonstrate the importance of proven protection:

Watch a recent burglary attempt where intruders attacked a Champion Safe for hours without gaining access: youtube.com/watch?v=KgK8_VJGgmo

Watch a catastrophic house fire recovery where a Champion Safe preserved irreplaceable valuables after the home was destroyed: youtube.com/watch?v=B2j8gtHC-fk

Learn more at championsafe.com

About American Rebel Holdings, Inc. (OTCID:AREB)

American Rebel Holdings, Inc. (OTCID:AREB) is a diversified patriotic lifestyle company founded by CEO Andy Ross. The Company began with branded safes and personal security products and has expanded into beverages, apparel, and accessories. With the introduction and growth of American Rebel Light Beer, the Company continues to execute its distribution-first strategy while building American Rebel as America’s Patriotic Brand.

For more information, visit americanrebelbeer.com and americanrebel.com.

Watch the American Rebel Story as told by our CEO Andy Ross.

Contact Information

Locate a Champion Safe Dealer: https://www.championsafe.com/dealer-directory

Become a Champion Safe Dealer: https://www.championsafe.com/become-a-dealer

Investor Relations: ir@americanrebel.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements generally may be identified by words and expressions such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “target,” “may,” “will,” “should,” “continue,” “opportunity,” “potential,” “designed,” “growth,” “improve,” “increase,” “reduce” and similar expressions.

Forward-looking statements in this release include, but are not limited to, statements regarding Champion Safe Company’s ongoing lean manufacturing initiative and Utah factory realignment; anticipated improvements in manufacturing throughput, efficiency, production flow, unit costs, manufacturing cycle times, working-capital efficiency, factory utilization, operating leverage, predictability and dealer fulfillment; the company’s ability to increase output through its manufacturing infrastructure; the conversion of dealer demand into completed shipments and recognized revenue; the potential benefits of future investments in equipment, technology and automation; and Champion Safe Company’s ability to support future sales and long-term growth.

These forward-looking statements are based on current expectations, estimates, plans and assumptions and involve significant risks and uncertainties. There can be no assurance that the factory realignment or lean manufacturing initiative will achieve anticipated improvements in throughput, cost, efficiency, capacity, quality, working capital, delivery performance, margins, revenue, profitability or other operating or financial results.

Actual results may differ materially due to numerous factors, including the timing and effectiveness of implementation; manufacturing disruptions associated with changing factory layouts or processes; equipment performance and downtime; labor availability; supplier performance; availability and cost of steel and other materials; component shortages; logistics and freight constraints; product mix; changes in dealer orders or customer demand; quality issues; capital availability; inflation; competitive conditions; economic conditions; consumer discretionary spending; interest rates; regulatory changes; cybersecurity events; natural disasters; geopolitical events; and other risks affecting Champion Safe Company or American Rebel Holdings, Inc.

The anticipated benefits of the initiative may take longer than expected to achieve, may require additional investment or may not be achieved at all. Improvements in production throughput or efficiency may not result in proportional increases in revenue, margins, profitability or cash flow.

As a subsidiary of American Rebel Holdings, Inc. (OTCID:AREB), Champion Safe Company is also subject to risks affecting its parent company, including liquidity, access to capital, financing requirements, operating results, strategic initiatives, regulatory compliance and other factors described in American Rebel Holdings, Inc.’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. Champion Safe Company and American Rebel Holdings, Inc. undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by applicable law.

SOURCE: American Rebel Holdings